EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Albertson's, Inc. on Form S-8 of our report dated March 19, 2001, incorporated by reference in the Annual Report on Form 10-K of Albertson's, Inc. and subsidiaries for the fiscal year ended February 1, 2001.



/s/ DELOITE & TOUCHE LLP

Boise, Idaho

November 12, 2001